Exhibit 5.1

609 Main Street
Houston, TX 77002
United States
Facsimile:
+1 713 836 3600	+1 713 836 3601
www.kirkland.com

September 15, 2026

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Re:  Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-3ASR (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about September 15, 2026, for: (i) the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of an unspecified amount of the following securities: (A) common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (B) preferred stock, par value $0.00001 per share, of the Company (the “Preferred Stock”), (C) warrants to purchase the Common Stock or Preferred Stock or any combination of those securities (the “Warrants”), and (D) units consisting of two or more securities of the Company (the “Units” and, collectively with the Common Stock, Preferred Stock and Warrants, the “Primary Securities”); and (ii) the offer and sale from time to time by the selling stockholders (as defined in the Registration Statement) of up to 154,998,859 shares of Common Stock, consisting, as of September 14, 2026, of (A) 55,487,170 outstanding shares of Common Stock held by the selling stockholders (the “Secondary Common Stock”), and (B) 99,511,689 shares of Common Stock issuable upon the exercise of outstanding warrants (“Jones Act Warrants”) held by the selling stockholders pursuant to that certain Amended and Restated Jones Act Warrant Agreement, dated as of September 1, 2026 (“Jones Act Warrant Agreement”), by and among the Company, Hercules Sub LLC and Equiniti Trust Company, LLC (the “Jones Act Warrant Agent”), at an exercise price of $0.00001 per share (the “Secondary Warrant Shares” and, together with the Secondary Common Stock, the “Secondary Securities”). The Primary Securities may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Primary Securities together with the Secondary Securities are referred to herein as the “Securities.”

Hornbeck Offshore Services, Inc.

September 15, 2026

You have advised us that: (i) the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”), and (ii) the Units will be issued under one or more unit agreements (each, a “Unit Agreement”). Each Warrant Agreement and Unit Agreement shall be referred to herein as a “Governing Document.” The Warrant Agent and any other counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Jones Act Warrants, (iv) the Jones Act Warrant Agreement and (v) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

We have also assumed that:

(i)

the Registration Statement and any amendment thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)

if applicable, a Prospectus Supplement or Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

Hornbeck Offshore Services, Inc.

September 15, 2026

(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(iv)

the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, any appropriate Prospectus Supplement and, if applicable, the relevant Governing Document;

(v)

the Securities offered, as well as the terms of each applicable Governing Document, as executed and delivered, will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(vii)

the Securities offered as well as the terms of each applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii)

a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Primary Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(ix)

any Securities issuable upon conversion, exchange, redemption or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and

(x)

at the time of the issuance of any Primary Securities or the Secondary Warrant Shares, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary organizational power and authority to issue the Primary Securities or the Secondary Warrant Shares, as applicable, and (c) the Company will have made available for issuance such number of Primary Securities or the Secondary Warrant Shares, as applicable.

Hornbeck Offshore Services, Inc.

September 15, 2026

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1) When the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2) When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement and the Warrants, (c) the Warrant Agreement has been duly executed and delivered by the Company in accordance with such Company authorization, (d) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Warrant Agreement and applicable law, and (e) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

Hornbeck Offshore Services, Inc.

September 15, 2026

(4) When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Agreement, (c) the Unit Agreement has been duly executed and delivered by the Company in accordance with such Company authorization, (d) the Units with such terms have been duly executed, attested, issued and delivered by any applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Unit Agreement and applicable law, and (e) the Securities issuable upon exercise of such Units and Unit Agreement have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Units and Unit Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) The shares of Secondary Common Stock are validly issued, fully paid and nonassessable.

(6) The Secondary Warrant Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the Jones Act Warrants, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or accumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public

Hornbeck Offshore Services, Inc.

September 15, 2026

policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under any Governing Document or the Jones Act Warrant Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty or the Jones Act Warrant Agent, as applicable, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty or the Jones Act Warrant Agent, as applicable, is duly qualified to engage in the activities contemplated by applicable Governing Document or the Jones Act Warrant Agreement; that the applicable Governing Document or the Jones Act Warrant Agreement, as applicable, has been duly authorized, executed and delivered by the applicable Governing Document Counterparty or the Jones Act Warrant Agent and constitutes the legally valid and binding obligations of such Governing Document Counterparty or Jones Act Warrant Agent, enforceable against such Governing Document Counterparty or Jones Act Warrant Agent in accordance with its terms; that the applicable Governing Document Counterparty or Jones Act Warrant Agent is in compliance, generally and with respect to acting as Warrant Agent, Jones Act Warrant Agent or other counterparty, as the case may be, under the applicable Governing Document or the Jones Act Warrant Agreement, with all applicable laws and regulations; and that the applicable Governing Document Counterparty or the Jones Act Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document or Jones Act Warrant Agreement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Hornbeck Offshore Services, Inc.

September 15, 2026

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP